                                                      Form 234 KGT 12-85 NS
                                            OPIC Contract of Insurance No.D547



                   OVERSEAS PRIVATE INVESTMENT CORPORATION

                            CONTRACT OF INSURANCE

                                   Against

                               Inconvertibility
                                Expropriation
                              Political Violence


                              as defined below,

between the Overseas Private Investment Corporation ("OPIC") and



                               The Pioneer Group, Inc.
                               60 State Street, 18th Floor
                               Boston, Massachusetts 02109-1975

                               a corporation organized and existing under the laws of the State of Delaware or any of its subsidiaries



                                                (the "Investor").

                              TABLE OF CONTENTS



Title                                                                  Page
-----                                                                  ----

Article I - Subject of Insurance and Exchange of Promises

        1.01 Subject                                                    I-1
        1.02 Promises                                                   I-2
        1.03 Maximum Aggregate Compensation                             I-2
        1.04 Full Faith and Credit                                      I-2
        1.05 Term                                                       I-2
        1.06 Premiums and Active Amount Elections                       I-2
        1.07 Administrative Fee                                         I-3

Article II - Inconvertibility - Scope of Coverage*

        2.01 Inconvertibility of Local Currency                         II-1
        2.02 Exclusions                                                 II-1

Article III - Inconvertibility - Amount of
   Compensation*

        3.01 Rate of Compensation for Inconvertibility                  III-1
        3.02 Limitation                                                 III-2

Article IV - Expropriation - Scope of Coverage*

        4.01 Total Expropriation                                        IV-1
        4.02 Expropriation of Funds                                     IV-1
        4.03 Provocation Exclusion                                      IV-1

Article V - Expropriation - Amount of Compensation*

        5.01 Total Expropriation                                        V-1
        5.02 Expropriation of Funds                                     V-1
        5.03 Adjustments                                                V-1
        5.04 Limitations                                                V-2

-----------------------
*/ This Table of Contents applies to all coverages offered by OPIC whether or not of those coverages are provided in this contract.

        Title                                                           Page
        -----                                                           ----


Article VI - Political Violence - Scope of Coverage*

        6.01 Loss Due to Political Violence                             VI-1
        6.02 Exclusions                                                 VI-1

Article VII - Political Violence - Amount of
  Compensation*

        7.01 Basis of Compensation                                      VII-1
        7.02 Limitations                                                VII-1
        7.03 Investor's Share                                           VII-2
        7.04 Book Value of Insured Investment                           VII-2
        7.05 Appraisal                                                  VII-3
        7.06 Estimated Compensation                                     VII-3

Article VIII - Procedures

        8.01 Application for Compensation                               VIII-1
        8.02 Assignment to OPIC                                         VIII-1
        8.03 Security                                                   VIII-2
        8.04 Excess Salvage Value                                       VIII-2
        8.05 Arbitration                                                VIII-2
        8.06 Election of Active Amounts and Coverage
                Ceilings                                                VIII-3
        8.07 Termination                                                VIII-3
        8.08 Legal and Miscellaneous                                    VIII-3
        8.09 Notices                                                    VIII-4
        8.10 Refund of Premiums                                         VIII-4

Article IX - Investor's Duties

        9.01 Duties                                                     IX-1
        9.02 Default                                                    IX-3
        9.03 Non-Waiver                                                 IX-3
        9.04 Cure                                                       IX-4

Article X - Amendments                                                  X-1

                Article I - Subject of Insurance and Exchange of Promises.
                ---------------------------------------------------------

1.01    SUBJECT.

        1. INVESTMENT. The Investor promises that the Investor contributed or will contribute

                (i)  $301,000 in United States dollars in the form of equity
                (ii) $1,350,000 in United States dollars in the form of debt to
                Pioneer First Polish Trust Fund Company, ("PFPTFC") 24G, Wilanow 02-958 Mokotow
                Warsaw, Poland

                a joint stock company organized under the laws of the Republic of Poland

                                                (the "foreign enterprise")

for which the Investor has acquired or will acquire


            (i) 1000 shares of the common stock issued by the foreign
                enterprise, representing a 100 percent equity interest in it.

           (ii) undivided interest in the loan agreement, and any underlying promissory notes, between the Investor and the foreign enterprise in the principal amount of $1,350,000, a true and complete copy of which will be submitted in form and substance satisfactory to OPIC in its sole discretion within 90 days of the execution thereof


                                                (together "the investment").

Ninety percent of each of these interests acquired by the Investor is insured under this contract (the "insured investment").

            2. PROJECT. The investment will be applied to the development and operation of a mutual fund to be located in Warsaw, Poland.

                                                                (the "project").

            3. Foreign governing authority means the governmental authority(ies) in effective control in all or part of the Republic of Poland.

1.02    PROMISES.

        OPIC promises that if acts occur during the term of this contract which satisfy the requirements for coverage in Article II, IV or VI, OPIC will pay the Investor the amount of compensation provided in Article III, V or VII, in accordance with the procedures in Article VIII.

        The Investor promises to comply with the duties in Article IX. If the Investor violates any of those duties, the Investor may lose rights, including the right to compensation.

        Amendments to Articles I through IX may be contained in Article X.

1.03    MAXIMUM AGGREGATE COMPENSATION.

        OPIC will not pay compensation under this contract in an aggregate amount that exceeds $4,866,000.

1.04    FULL FAITH AND CREDIT.

        The full faith and credit of the United States of America is pledged to secure the full payment by OPIC of its obligations under this contract.

1.05    TERM.

        This contract shall enter into force on September 30, 1992, provided it has been signed by OPIC and the Investor, and shall terminate 20 years afterward unless terminated earlier ( 8.07; 9.02).

1.06    PREMIUMS AND ACTIVE AMOUNT ELECTIONS.

        The Investor shall elect amounts of coverage ( 8.06) and pay premiums on or before each annual anniversary of the effective date of the contract.

        The coverages and premiums for the first period shall be as follows:

Equity securities:

                            Inconvertibility    Expropriation     Political Violence
                            ----------------    -------------     ------------------
Coverage Ceiling:             $2,440,000          $2,440,000         $1,000,000

Active Amount:                $  270,000          $  270,000         $  270,000

        Premium rate is:       x 0.36000 %         x 0.66000 %        x 0.60000 %
                              ----------          ----------         ----------
Total premium is:             $   972.00        + $ 1,782.00       + $ 1,620.00 =  $ 7,134.00
                                                                                   ==========
---------------------------------------------------------------------------------------------
Debt securities:

                            Inconvertibility    Expropriation     Political Violence
                            ----------------    -------------     ------------------
Coverage Ceiling:             $2,426,000          $2,426,000         $1,000,000

Active Amount:                $1,215,000          $1,215,000         $  730,000

        Premium rate is:       x 0.36000 %         x 0.66000 %        x 0.06000 %
                              ----------          ----------         ----------
Total premium is:               4,374.00 +         $8,019.00 +         $ 438.00    $12,831.00
                                                                                   ==========
---------------------------------------------------------------------------------------------
Total Premium is:                                                                  $19,965.00
                                                                                   ==========


1.07 ADMINISTRATIVE LEAVE. The Investor will pay an annual fee for contract administration of .25% of the Investment amount (sec. 1.01.1) on or before the contract effective date and on or before each annual anniversary of the contract effective date, but only if the administrative fee exceeds the premium due for the contract for that period. If the administrative fee exceeds the premium due for that period, the premium will be waived.

                Article II - Inconvertibility - Scope of Coverage.
                -------------------------------------------------

2.01 INCOVERTIBILTY OF LOCAL CURRENCY. Local currency shall be deemed inconvertible and compensation shall be payable, subject to the exclusions (sec. 2.02) and limitation (sec. 3.02), if neither the Investor nor the foreign enterprise is able legally

        (a) to convert earnings from or returns of the insured investment into United States dollars through any channel during the 90 days immediately prior to a claim to OPIC, except at an exchange rate that is less favorable than the then-prevailing exchange rate described under sec. 3.01.2, or

        (b) to transfer such converted earnings to the United States during such period.

2.02    EXCLUSIONS.  No compensation for inconvertibility shall be payable if

        (a) PRE-EXISTING RESTRICTIONS.

                (1) An investor in comparable circumstances would have been unable legally (a) to convert local currency into United States dollars on the date of this contract or (b) to transfer such dollars to the United States on the date of this contract; and

                (2) The Investor knew or should have known about the restriction; or

        (b) INVESTOR DILIGENCE. The Investor has not made all reasonable efforts to convert the local currency into United States dollars or to transfer such dollars to the United States through all direct and indirect legal mechanisms reasonably available; or

        (c) RECONVERSIONS. The local currency represents funds which were previously converted into another currency; or

        (d) PROVOCATION. The preponderant cause is unreasonable action attributable to the Investor, including corrupt practices.

        (e) USE RESTRICTED BY EXPROPRIATION. The use of such local currency is restricted by an expropriatory action (sec. 4.02).

                                    III-1



           Article III - Incovertibility - Amount of Compensation.
           ------------------------------------------------------

3.01 Rate of Compensation for Inconvertibility.
     -----------------------------------------

        1. DATE.  If the requirements of inconvertibility are satisfied
(Article II), subject to the limitation (sec. 3.02), OPIC shall pay compensation

        (a) against prior delivery of the inconvertible local currency, or

        (b) if the Investor is unable legally to deliver the local currency or if OPIC so requests, against prior assignment of the Investor's right to receive the payment that is the subject of the claim.

If the Investor delivers local currency or an assignment of rights denominated in local currency, compensation shall be the United States dollar equivalent of the local currency at the exchange rate in effect 90 days before OPIC receives the completed application for compensation.

If the Investor delivers an assignment of rights denominated in United States dollars, compensation shall be the United States dollar amount of the rights so assigned.

        2. Exchange Rate.

        (a) The exchange rate shall be the official exchange rate applicable to the type of remittance involved.

        (b) If, however,

              (1) United States dollars were not generally available at the applicable official exchange rate; and

              (2) exchanges of local currency for United States dollars were effected legally and customarily through another channel;

        then the exchange rate shall be the effective rate obtained through that channel.

        (c) In either case, the exchange rate shall be net of all deductions for governmentally imposed charges, such as taxes and commissions.

3.02 LIMITATION. Compensation shall not exceed the Active Amount (sec 8.06) in effect 90 days before OPIC receives the application for compensation.

                Article IV - Expropriation - Scope of Coverage.
                ----------------------------------------------

4.01 TOTAL EXPROPRIATION. Compensation is payable for total expropriation (sec. 5.01), subject to the exclusions (sec. 4.03) and limitations (sec. 5.04), if an act or series of acts satisfies all of the following requirements:

         (a) the acts are attributable to a foreign governing authority which is in de facto control of the part of the country in which the project is located;

         (b) the acts are violations of international law (without regard to the availability of local remedies) or material breaches of local law;

         (c) the acts directly deprive the Investor of fundamental rights in the insured investment (Rights are "fundamental" if without them the Investor is substantially deprived of the benefits of the investment.); and

         (d) the violations of law are not remedied (sec. 9.01.9) and the expropriatory effect continues for six months.

4.02 EXPROPRIATION OF FUNDS. Compensation is payable for an expropriation of funds that constitute a return of the insured investment or earnings on the insured investment (sec. 5.02) if an act or series of acts

         (a) satisfies the governmental action, illegality and duration requirements (sec. 4.01(a), (b) and (d)); and

         (b) directly results in preventing the Investor from

                (1) repatriating the funds; and

                (2) effectively controlling the funds in the country in which the project is located.

4.03     EXCLUSIONS. No compensation for expropriation shall be payable if

         (a) Provocation. The preponderant cause is unreasonable action attributable to the Investor, including corrupt practices.

         (b) Government Action. The action is taken by the foreign governing authority in its capacity or through its powers as a purchaser, supplier, creditor, shareholder, director or manager of the foreign enterprise.

                Article V - Expropriation - Amount of Compensation.
                ---------------------------------------------------

5.01 TOTAL EXPROPRIATION. For total expropriation (sec. 4.01), OPIC shall pay compensation in United States dollars in the amount of the book value of the insured investment, subject to adjustments (sec. 5.03) and limitations
(sec. 5.04).

     Compensation is computed as of the date the expropriatory effect commences (sec. 4.01(c)) and is based on financial statements maintained in accordance with sec. 9.01.6 for the foreign enterprise. However, OPIC may

     (1) conform the financial statements to principles of accounting generally accepted in the United States; and

     (2) make adjustments (sec. 5.03).

OPIC shall be bound by the Investor's choice among generally accepted accounting principles, if the choice is consistent with the Investor's own accounting, unless such choice results in a substantial overstatement of the fair market value of the insured investment or the foreign enterprise as an independent entity.

5.02 EXPROPRIATION OF FUNDS. For expropriation of funds (sec. 4.02), OPIC shall pay compensation in the amount of the United States dollar equivalent of the expropriated funds at the exchange rate determined in accordance with sec. 3.01.2, computed as of the date the expropriation begins. Compensation for expropriation of funds shall be subject to the adjustments and limitations
(sec. 5.03 and sec. 5.04).

5.03 ADJUSTMENTS.

        1. INVESTMENTS OF PROPERTY. Non-cash items contributed as part of the investment shall be adjusted if necessary to reflect the fair market value of the items furnished at the time of contribution to the project, plus freight, installation and other reasonable direct costs incurred in furnishing the items to the project.

        2. NON-INSURED CONTRIBUTION. Any direct or indirect contribution (and retained earnings thereon) by the Investor after the insured investment is made shall be deducted from the book value of the foreign enterprise.

        3. SPECIAL ACCOUNTING RULES. Dealings among related parties shall be adjusted if necessary to reflect transactions as they would have occurred had they been at arm's length, and forgiveness of obligations shall be disregarded. Each entity shall be accounted for as if it were a separate person for income tax purposes, and the effect of tax shifting arrangements shall be disregarded. Obsolescence or permanent reduction in recoverable values shall be recognized by adjusting the book value of assets to realizable value. OPIC may adjust financial statements to reflect the effect of events that occur before the expropriatory effect commences, such as events of loss which are later confirmed.

        4. OTHER COMPENSATION AND RETAINED PROPERTY. OPIC may reduce compensation by the amount of

        (a) compensation received from other sources on account of the loss (excluding compensation payable under other insurance policies, except to the extent necessary to prevent the Investor from recovering more than the amount of the loss as recognized under any of the policies under which compensation is due, without regard to policy limits); and

        (b) the book value of commercially viable property which remains subject to the Investor's effective disposition and control after the expropriatory effect commences (unless OPIC requires the Investor to assign the property (sec. 8.02)); and

        (c) any obligation the Investor is relieved of by the expropriation.

The reduction shall be proportionate to the extent that these items are attributable to the insured investment.

        5. START-UP EXPENSES. If the book value of the insured investment of a new foreign enterprise in the development stage is less than the insured amount originally contributed, the accumulated loss will be disregarded if

        (a) the foreign enterprise is newly formed for the principal purpose of undertaking the project,

        (b) the foreign enterprise is a going concern as of the date the expropriatory effect commences,

        (c) that date is within three years of the date this contract is issued, and

        (d) it is clear that no adjustment to book value is necessary by reason of obsolescence or permanent reduction in recoverable values of productive facilities or assets.

5.04 LIMITATIONS. Compensation shall not exceed any of the following limitations:

        (a) ACTIVE AMOUNT. The Active Amount (sec. 8.08) on the date the expropriatory effect commences;

        (b) INSOLVENCY. If the liabilities of the foreign enterprise exceed its assets as of the date the expropriatory effect commences, the amount that the Investor would have been entitled to receive in insolvency proceedings with respect to the insured investment if assets had been liquidated at book value on that date;

        (c) SELF-INSURANCE. The maximum amount which could be received by the Investor from OPIC without breaching sec. 9.01.3.

             Article VI - Political Violence - Scope of Coverage.
             ---------------------------------------------------

6.01 LOSS DUE TO POLITICAL VIOLENCE. Compensation is payable, subject to the exclusions (sec. 6.02) and limitations (sec. 7.02), if political violence is the direct and immediate cause of the permanent loss (including loss of value by damage or destruction) of tangible property of the foreign enterprise used for the project.

        "Political violence" means a violent act undertaken with the primary intent of achieving a political objective, such as declared or undeclared war, hostile action by national or international armed forces, civil war, revolution, insurrection, civil strife, terrorism or sabotage. However, acts undertaken primarily to achieve labor or student objectives are not covered.

6.02 EXCLUSIONS.  No compensation for political violence shall be payable

        (a) EXCLUDED PROPERTY. For loss of precious metals, gems, works of art, money or documents;

        (b) MINIMUM LOSS. If the amount of compensation payable would be less than $5,000;

        (c) REASONABLE PROTECTIVE MEASURES. If the loss results from the failure to take reasonable measures to protect or preserve the property; or

        (d) PROVOCATION. If the preponderant cause of the loss is unreasonable action attributable to the Investor, including corrupt practices.

                                    VII-1


          Article VII - Political Violence - Amount of Compensation.
          ---------------------------------------------------------

7.01 BASIS OF COMPENSATION. If the requirements of Article VI are satisfied, and subject to the limitations (sec. 7.02), OPIC shall pay compensation FOR A LOSS in United States dollars in the amount of

        (a) ADJUSTED COST. Adjusted cost is the Investor's share (sec. 7.03) of the lowest of

             (1) the original cost;

             (2) fair market value; or

             (3) the reasonable cost of repair;

        less anything of value received by the Investor on account of the property lost and less the Investor's share of any such receipts by the foreign enterprise; or

        (b) REPLACEMENT COST. If the Investor so elects, OPIC will pay the reasonable cost to repair any item of lost property or to replace it with equivalent new property, less anything of value received by the Investor or the foreign enterprise on account of the property lost. Such compensation shall not exceed 200% of the original cost of the item. To receive such compensation, the Investor must repair or replace the lost property to the project within three years of the loss.

OPIC shall not reduce the compensation payable under subsections (a) or (b) above by the amount of compensation payable under other insurance policies on account of the property lost, except to the extent necessary to prevent the Investor from recovering more than the amount of the loss as recognized under any of the policies under which compensation is due, without regard to policy limits.

7.02 LIMITATIONS. Compensation shall not exceed any of the following limitations:

        (a) ACTIVE AMOUNT. The Active Amount (sec. 8.06) on the date of the loss.

        (b) SELF-INSURANCE. The maximum amount which could be recovered by the Investor from OPIC without breaching sec. 9.01.3.

        (c) AGGREGATE ADJUSTED COST COMPENSATION. Aggregate compensation for property compensated at adjusted cost shall not exceed the book value of the insured investment (sec. 7.04) at the time of loss.

                                    VII-2

7.03 INVESTOR'S SHARE. "Investor's share" means the ratio that the equity owned by the Investor bears to the total equity of the foreign enterprise.

7.04  BOOK VALUE OF INSURED INVESTMENT.

        (a) BOOK VALUE. Book value is based on financial statements maintained by the Investor in accordance with 9.01.6 for the foreign enterprise. However, OPIC may

              (1) conform the financial statements to principles of accounting generally accepted in the United States; and

              (2) make adjustments (sec. 7.04(b)).

        OPIC shall be bound by the Investor's choice among generally accepted accounting principles, if the choice is consistent with the Investor's own accounting, unless such choice results in a substantial overstatement of the fair market value of the insured investment or the foreign enterprise as an independent entity.

        (b) ADJUSTMENTS.

              (1) INVESTMENTS OF PROPERTY. Non-cash items contributed to the investment shall be adjusted if necessary to reflect the fair market value of the items furnished at the time of contribution to the project, plus freight, installation and other reasonable direct costs incurred in furnishing the items to the project.

              (2) NON-INSURED CONTRIBUTION. Any direct or indirect contribution (and retained earnings thereon) by the Investor after the insured investment is made shall be deducted from book value of the foreign enterprise.

              (3) SPECIAL ACCOUNTING RULES. Dealings among related parties shall be adjusted if necessary to reflect transactions as they would have occurred had they been at arm's length, and forgiveness of obligations shall be disregarded. Each entity shall be accounted for as if it were a separate person for income tax purposes, and the effect of tax shifting arrangements shall be disregarded. Obsolescence or permanent reduction in recoverable values shall be recognized by adjusting the book value of assets to realizable value. OPIC may adjust financial statements to reflect the effect of events that occur before the loss of property, such as events of loss which are later confirmed.

                                    VII-3



             (4) START-UP EXPENSES. If the book value of the insured investment of a new foreign enterprise in the development stage is less than the insured amount originally contributed, the accumulated loss will be disregarded if

                        (a) the foreign enterprise is newly formed for the principal purpose of undertaking the project,

                        (b) the foreign enterprise is a going concern as of the date of the loss,

                        (c) that date is within three years of the date this contract is issued, and

                        (d) it is clear that no adjustment to book value is necessary by reason of obsolescence or permanent reduction in recoverable values of productive facilities or assets.

        (c) INSOLVENCY. If the liabilities of the enterprise exceed its assets as of the date of the loss, book value of the insured investment shall not exceed the amount that the Investor would have been entitled to receive in insolvency proceedings with respect to the insured investment if assets had been liquidated at book value on the day prior to the loss.

7.05 APPRAISAL. If OPIC determines that compensation is payable but OPIC and the Investor are unable to agree on a question of valuation, either may demand the appointment of an impartial appraiser. If the parties are unable to agree on the appraiser, the appointment shall be made by the American Arbitration Association. The appraiser's itemized appraisal shall be binding. Appraisal costs shall be borne equally by OPIC and the Investor.

7.06 ESTIMATED COMPENSATION. If OPIC determines that compensation is payable but conditions in the project country preclude reasonable efforts by OPIC to determine the precise amount due, OPIC may pay estimated compensation based on the information then available. OPIC may revise its estimate and recover any excess or pay any additional amount due upon receipt of additional information.

                                  VIII-1


                        Article VIII - Procedures.
                        -------------------------

8.01 APPLICATION FOR COMPENSATION. An application for compensation shall demonstrate the Investor's right to compensation in the amount claimed. The Investor shall provide such additional information as OPIC may reasonably require to evaluate the application. The Investor may amend or withdraw an application for compensation at any time, but the right to recover compensation will be lost for any acts covered by a withdrawn application.

        (a) There is no time limit on application for inconvertibility compensation (Article III); however, compensation shall not exceed the Active Amount applicable in accordance with sec. 3.02.

        (b) An application for expropriation compensation (Article V) must be filed within six months after the Investor has reason to believe that all requirements of Article IV have been satisfied.

        (c) A notice demonstrating the Investor's entitlement to political violence compensation for loss of assets (Article VI) must be filed within six months of the loss. The notice together with proof of the amount of compensation due will be considered a completed application, which must be filed within three years of the loss. The Investor may request adjusted cost compensation
        (sec. 7.01(a)) and later amend the application within three years of the loss to elect replacement cost compensation (sec. 7.01(b)).

        (d) OPIC shall have a reasonable time in which to complete processing of any application for compensation.

8.02 ASSIGNMENT TO OPIC. Within sixty days after OPIC notifies the Investor of the amount of compensation OPIC will pay under expropriation or political violence coverage, and concurrent with payment, the Investor shall transfer to OPIC (a) for expropriation, all interests attributable to the insured investment (sec. 4.01) or funds (sec. 4.02) as of the date the expropriatory effect commences, including claims arising out of the expropriation, or (b) for political violence, claims arising out of the loss due to political violence (sec. 6.01). The Investor shall transfer the interests and claims free and clear of, and shall agree to indemnify OPIC against, claims, defenses, counterclaims, rights of setoff and other
encumbrances    (except defenses relating to the expropriation).

                                    VIII-2


        In connection with an inconvertibility claim, immediately upon receipt of instructions from OPIC together with notification that it intends to pay such claim, the Investor shall deliver the local currency to OPIC by draft subject to collection (or, at OPIC's option, in cash), or, if the Investor is unable legally to deliver the local currency or if OPIC so requests, shall instead deliver an assignment of the Investor's rights with respect to the payment that is the subject of the claim.

        OPIC may decline all or any portion of the Investor's interests or claims; if so, the Investor's right to compensation shall be affected only as provided in sec. 5.03.4(b).

8.03 SECURITY. As a condition for paying compensation (including estimated compensation (sec. 7.06)) prior to a final determination of its liability, OPIC may require the Investor to provide security, satisfactory to OPIC in its reasonable judgment, for repayment pursuant to section 9.02(b).

8.04 EXCESS SALVAGE VALUE. With respect to compensated expropriation and political violence claims, OPIC shall pay to the Investor any amounts OPIC realizes in United States dollars from the rights transferred (sec. 8.02) in excess of

        (a) the compensation paid by OPIC; plus

        (b) reasonable interest; plus

        (c) OPIC's out-of-pocket expenses in maintaining and realizing funds from the transferred property.

However, this provision shall not in any way restrict OPIC's discretion to deal with the rights transferred. OPIC shall have no obligation to take action with respect to the rights transferred and shall incur no liability to the Investor for any actions taken or not taken after the transfer.

8.05 ARBITRATION. Any controversy relating to this contract shall be settled by arbitration in Washington, D.C. according to the then prevailing Commercial Arbitration Rules of the American Arbitration Association. Unless the Investor initiates arbitration, OPIC's liability shall expire one year after OPIC notifies the Investor of its determination concerning an application for compensation. A decision by arbitrators shall be final and binding, and any court having jurisdiction may enter judgment on it.

                                    VIII-3

8.06 ELECTION OF ACTIVE AMOUNTS AND COVERAGE CEILINGS. By prior notice to OPIC effective as of the next due date for premiums (sec. 1.06), the Investor may increase or decrease the Active Amount for any coverage for the remainder of the contract term, subject to the following limitations:

        (a) Active Amount shall not exceed the Coverage Ceiling (sec. 1.06);

        (b) The Coverage Ceiling shall be reduced automatically by compensation paid by OPIC; Active Amount shall also be reduced for the remainder of the annual election period to which the claim relates (sec. 3.02, sec. 5.04(a), or sec. 7.02(a));

        (c) For inconvertibility, expropriation, and political violence coverages, Active Amount shall not be less than the lesser of book value (sec. 5.01) or the Coverage Ceiling for that coverage.

8.07 TERMINATION. The Investor may terminate this contract effective as of any premium due date unless the premium is already paid. However, termination shall not affect any rights or obligations of either party relating to prior periods.

8.08 LEGAL AND MISCELLANEOUS. This contract shall be governed by the law of the District of Columbia, its conflict of law rules excepted. This contract constitutes the complete agreement between the parties, superseding any prior understandings. This contract may be modified, or its terms waived, only in writing.

8.09 NOTICES. Notices must be in writing and shall be effective when received. Notices may be given to the Investor at the address on the title page (unless changed in writing), and to OPIC at

        Overseas Private Investment Corporation
        Washington, D.C.  20527
                ATTENTION:  Vice-President, Insurance.

8.10 REFUND OF PREMIUMS. Upon timely written request, OPIC will refund premiums PRO RATA if

        (a) excess coverage is elected while a valid claim for compensation is pending; or

        (b) the Investor becomes ineligible for coverage or ceases to hold all or a portion of the insured investment, in which case any refund shall be calculated from the later of (i) the date the Investor becomes ineligible or ceases to hold the insured investment, or (ii) the date OPIC receives such written request.

                       Article IX - Investor's Duties.
                       ------------------------------
9.01 DUTIES.

        1. REPRESENTATIONS AND PROJECT EXECUTION. The Investor understands that OPIC has issued this contract based on statutory policy goals (22 U.S.C. sec. 2191) as well as underwriting considerations. All statements made by the Investor to OPIC in connection with this contract are true and complete, and the investment and the project shall be carried out as described.

        2. OWNERSHIP AND ELIGIBILITY. The Investor shall at all times remain the beneficial owner of the insured investment and shall remain eligible for OPIC insurance as

        (a) a citizen of the United States; or

        (b) a corporation or other association created under the laws of the United States, its states or territories, of which more than 50% of both the total interest and of each class of shares is beneficially owned by citizens of the United States; or

        (c) an entity created under foreign law in which a 95% interest is owned by entities eligible under (a) or (b).

        3. SELF-INSURANCE. The Investor shall continue to bear the risk of loss of at least 10% of the book value of its interest in the foreign enterprise.

        4. ASSIGNMENT. The Investor shall not assign this contract, or any of its rights, without OPIC's written consent, which will not be withheld unreasonably.

        5. PREMIUMS. The Investor shall pay the premiums for this contract in accordance with Article I. In the event that premiums are not paid when due, the Investor shall be in default but may cure this default within sixty days by paying the premiums plus interest at a rate of 12% per annum.

        6. ACCOUNTING RECORDS.

        (a) The Investor shall maintain in the United States true and complete copies of the records, books of account and current financial statements for the foreign enterprise necessary to compute and substantiate compensation, including

                (1) records documenting the investment;

                (2) annual balance sheets;

                (3) annual statements of income, retained earnings, cash flow and related footnotes.

        (b) Accounting records shall be maintained and financial statements prepared in United States dollars in accordance with principles of accounting generally accepted in the United States (including principles of currency translation), as modified by the special accounting rules (sec. 5.03.3 and sec. 7.04(b)(3)).

        (c) Subject to the obligations of the Investor under Section 9.01.6, the Investor or the foreign enterprise shall retain all accounting records until

                (1) the deadline for filing an application for compensation has expired (sec. 8.01); or

                (2) final action has been taken on an application for compensation (including arbitration and judicial appeals).

        However, if compensation has been paid, the accounting records shall be retained for three years after the Investor receives the compensation.

        7. REPORTS AND ACCESS TO INFORMATION. In order that OPIC may perform its statutory duties, including settling claims and reporting to the Congress (22 U.S.C. sec. 2200a), the Investor shall furnish OPIC with such information as OPIC may reasonably request, including

        (a) making available for interviews any persons subject to the Investor's practical control (including employees of the project and independent accountants);

        (b) making available for inspection and copying all documents and accounting records relating to the project (including workpapers of independent accountants if available);

        (c) permitting OPIC to inspect the project; and

        (d) furnishing available information concerning the effects of the project on the economy of the United States, the environment, and the economic and social development of the country in which the project is located.

        The Investor's duties under this paragraph shall continue for the periods specified for retention of accounting records (sec. 9.01.6(c)).

        8. COMPULSORY NOTICE.    The Investor shall notify OPIC promptly if it
has reason to believe that the Investor or the foreign enterprise will not be able to convert or transfer local currency during the waiting period (Article
II). The Investor shall notify OPIC promptly of any acts or threats to act in a manner which may come within the scope of the expropriation or political violence coverage (Articles IV and VI) and shall keep OPIC informed as to all relevant developments.

        9. PRESERVATION, TRANSFER AND CONTINUING COOPERATION. At OPIC's request, the Investor shall promptly assign rights with respect to the investment, as required by sec. 8.02. Prior to the assignment of rights required by sec. 8.02, the Investor shall, in consultation with OPIC, take all reasonable measures to preserve property, to pursue available administrative and judicial remedies, and to negotiate in good faith with the governing authority of the country in which the project is located and other potential sources of compensation. After a transfer of rights or delivery of local currency, in exchange for reimbursement of reasonable out-of-pocket expenses, the Investor shall take all actions reasonably requested by OPIC to assist OPIC in preserving the property and rights transferred to OPIC and in prosecuting related claims.

        10. OTHER AGREEMENTS. The Investor shall not enter into any agreement with any foreign governing authority with respect to compensation for any acts within the scope of coverage (Article II, IV or VI) without OPIC's prior written consent.

9.02 DEFAULT. Material breach or misrepresentation by the Investor shall constitute default, and OPIC may:

        (a) refuse to make payments to the Investor,;

        (b) recover payments made; and

        (c) terminate this contract effective as of the date of the breach by giving notice to the Investor.

9.03 NON-WAIVER. Neither OPIC's failure to invoke its rights, nor its acceptance of premiums, shall constitute waiver of any of its rights, even though OPIC knows of the Investor's breach.

OPIC, but shall have no obligation to allow breaches to be cured.

9.04 CURE. OPIC may permit the Investor to cure a breach in a manner satisfactory to

                            ARTICLE X - AMENDMENTS
                            ----------------------

The following amendments are hereby incorporated as part of this Contract of Insurance No. D547:

10.01 Notwithstanding any other provision of this Contract or Contract No. D545, the Insured shall not file applications, and OPIC shall have no liability, for claims under inconvertibility coverage under this Contract of Insurance or Contract of Insurance No. D545, or both, which, in the aggregate, exceed $1,250,000 in any 91-day period.

10.02 A new subsection 9.01.11, "WORKERS' RIGHTS", is added to read as follows:

        "11. WORKERS' RIGHTS. The investor agrees not to take actions to prevent employees of the foreign enterprise from lawfully exercising their right of association and their right to organize and bargain collectively. The Investor further agrees to observe applicable laws relating to a minimum age for employment of children, acceptable conditions of work with respect to minimum wages, hours of work, and occupational health and safety, and not to utilize forced or compulsory labor. The Investor is not responsible under this paragraph for the actions of a government."


INVESTOR

By:         William H. Keogh            Date:  September 25, 1992
----------------------------------------     ----------------------------------
                                        Effective September 30, 1992

 William H. Keough, Senior Vice President, Chief Financial Officer and Treasurer
--------------------------------------------------------------------------------
(Print Name and Title)



OVERSEAS PRIVATE INVESTMENT CORPORATION

By:     B. Thomas Mansbach              Date:
----------------------------------------     ----------------------------------
                                        Effective September 30, 1992

B. Thomas Mansbach, Managing Director
------------------------------------------------------------------------------
(Print Name and Title)